UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 18, 2010

ENERGY CONVERSION DEVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8403	38-1749884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2956 Waterview Drive, Rochester Hills, MI	48309
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 293-0440

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2010, Energy Conversion Devices, Inc. (the “Company” or “ECD”) announced that the Board of Directors appointed William C. Andrews to serve as Chief Financial Officer of the Company on an interim basis effective April 5, 2010.  Mr. Andrews will replace Harry W. Zike who has advised ECD that he is resigning as Chief Financial Officer, effective April 5, 2010, for personal reasons.  A copy of the announcement is attached as Exhibit 99.1.

In his capacity as interim Chief Financial Officer, Mr. Andrews will receive $50,000 per month, with a $150,000 minimum aggregate compensation, under the Company’s standard consulting agreement a copy of which is attached as Exhibit 10.1.

Mr. Andrews, 57, has extensive experience in areas of corporate finance and controls, strategic planning and process improvements.  From 1998 to March 2010, he was Senior Managing Director/Co-Lead, North American Automotive Practice, BBK Ltd., a global business advisory firm in Southfield, Michigan, where he was responsible for leading the execution of complex restructuring and operational improvement engagements and played a pivotal role in establishing BBK’s practices and processes.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits:

10.1	Agreement dated March 18, 2010 between Energy Conversion Devices, Inc. and William C. Andrews

99.1	Press release issued by Energy Conversion Devices, Inc. on March 22, 2010

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Jay B. Knoll
Jay B. Knoll
Executive Vice President

Date: March 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated March 18, 2010 between Energy Conversion Devices, Inc. and William C. Andrews

99.1	Press release issued by Energy Conversion Devices, Inc. on March 22, 2010